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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ------------------------------


       Date of Report (Date of earliest event reported): January 16, 2008


                          COOPERATIVE BANKSHARES, INC.
               (Exact name of registrant as specified in charter)

 NORTH CAROLINA                       0-24626                   56-1886527
(State or other                     (Commission               (IRS Employer
jurisdiction of                    File Number)             Identification No.)
 incorporation)

               201 MARKET STREET, WILMINGTON, NORTH CAROLINA 28401 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (910) 343-0181

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            ------------------------------------------------------------------
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
            -------------------------------------------------------------
            CERTAIN OFFICERS.
            -----------------

(e)   Management Incentive Plan
      -------------------------

      On January 16, 2008, the Board of Directors of Cooperative Bankshares, Inc. (the "Company") updated the Company's Management Incentive Plan (the "Plan"). The purpose of the Plan is to relate executive compensation to the Company's performance. Under the Plan, participating executives are eligible for incentive payments based on the Company's achievement of certain performance objectives, which include objectives for net earnings, core deposit growth, non-interest income growth, commercial and industrial loan growth and maintaining minimum thresholds of charge-offs and non-performing assets. Four of the Company's executive officers are eligible for compensation under the Plan:
Frederick Willetts, III, its President and Chief Executive Officer, O.C. Burrell, Jr., its Chief Operating Officer, Todd L. Sammons, its Senior Vice President and Chief Financial Officer, and Dickson B. Bridger, its Senior Vice President/Mortgage Lending. Under the Plan, Mr. Willetts is eligible to receive a maximum of 55% of his base salary, Mr. Burrell is eligible to receive a maximum of 45% of his base salary and Messrs. Sammons and Bridger are each eligible to receive a maximum of 40% of their base salaries. Distribution of bonuses will be deferred until the Company's Audit Committee has received and approved the Company's 2008 year-end audit but all awards will be granted before March 15, 2009.

      Employment Agreement
      --------------------

      On January 16, 2008, the Company and its wholly-owned subsidiary, Cooperative Bank (the "Bank"), also extended the term of the employment agreement (the "Agreement") that the Company and the Bank had previously entered into with their President and Chief Executive Officer, Frederick Willetts, III, for an additional one-year period. The Agreement, which was executed on February 7, 2007, provides for a term of five years and states that on each anniversary date of the commencement of the Agreement, the term of Mr. Willetts' employment may be extended by the Board of Directors for an additional one-year period beyond the then effective expiration date. The Agreement provides Mr. Willetts with a salary review by the Board of Directors not less often than annually, as well as other benefits, including Mr. Willetts' inclusion in discretionary bonus plans, retirement, pension and medical plans. In connection with the extension of the Agreement, the Board of Directors increased Mr. Willetts' salary to $396,000 per year, but decided to no longer pay Mr. Willetts fees for his service on the Company's or the Bank's Boards of Directors. The Agreement terminates upon Mr. Willetts' death, may terminate upon Mr. Willetts' disability and is terminable by the Company and Bank for "just cause or for good reason" (as defined in the Agreement). The Agreement provides Mr. Willetts with certain benefits if the Agreement is terminated under certain circumstances.

       A copy of the Agreement was included as Exhibit 10.1 to the Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on February 13, 2007.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          COOPERATIVE BANKSHARES, INC.


                                          /s/ Frederick Willetts, III
                                          --------------------------------------
                                          Frederick Willetts, III
                                          President and Chief Executive Officer

Date:  January 23, 2008